                                                                    Exhibit 99.1

FINANCIAL RESPONSIBILITY

  Senior management is responsible for the integrity and objectivity of the financial data reported by Inland Steel Industries, Inc. and its subsidiaries. The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, and in management's judgment reflect fairly the consolidated financial position, cash flows and results of operations of Inland and its subsidiary companies.

  The Company maintains systems of internal accounting controls and procedures to provide reasonable assurance of the safeguarding and accountability of Company assets, and to ensure that its financial records provide a reliable basis for the preparation of financial statements and other data.

  Internal accounting control is maintained through:

  . The on-going activities of corporate staff, line officers and accounting management to monitor the adequacy of internal accounting control systems throughout the Company

  . The selection and proper training of qualified personnel

  . The appropriate separation of duties in organizational arrangements

  . The establishment and communication of accounting and business policies together with detailed procedures for their implementation

  . The use of an intensive ongoing program of internal auditing

  . The use of a detailed budgeting system to assure that expenditures are properly approved and charged.

  Stockholders annually elect a firm of independent accountants to audit the annual financial statements (their current report appears below). The principal role of the Audit Committee of the Board of Directors (consisting entirely of non-management Directors) is to review the conclusions reached by management in its evaluation of internal accounting controls, approve the scope of audit programs and evaluate audit results of both independent accountants and internal auditors. Both groups have unrestricted access to the Audit Committee, without the presence of management.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Inland Steel Industries, Inc.

  In our opinion, the consolidated financial statements on the following pages present fairly, in all material respects, the financial position of Inland Steel Industries, Inc. and Subsidiary Companies at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

                                          PricewaterhouseCoopers LLP

Chicago, Illinois
February 18, 1998,
except as to Note 1,
which is as of July 16, 1998

                STATEMENT OF ACCOUNTING AND FINANCIAL POLICIES

  The following briefly describes the Company's principal accounting and financial policies.

ACCOUNTING FOR EQUITY INVESTMENTS

  The Company's investments in less than majority-owned companies, joint ventures and partnerships, and the Company's majority interest in the I/N Tek partnership, are accounted for under the equity method.

PER SHARE RESULTS

  Basic per share results are based on the weighted average number of common shares outstanding and take into account the dividend requirements of preferred stock, net of tax benefits related to leveraged Employee Stock Ownership Plan ("ESOP") shares.

  Diluted per share results reflect the dilutive effect of outstanding stock options, the further dilutive effect of the assumed conversion into common stock of the outstanding shares of convertible preferred stock, and the elimination of the related preferred stock dividends. Also reflected in diluted earnings per common share is an adjustment for the additional ESOP contribution, net of tax benefits, that would be necessary to meet debt service requirements that would arise upon conversion of the leveraged Series E ESOP Convertible Preferred Stock ("Series E Preferred Stock"), due to the current excess of the preferred dividend over the common dividend.

INVENTORY VALUATION

  Inventories are valued at cost which is not in excess of market. Cost is determined by the last-in, first-out method except for supply inventories, which are determined by the average cost or first-in, first-out methods.

PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment is depreciated for financial reporting purposes over the estimated useful lives of the assets. Steelmaking machinery and equipment, a significant class of assets, is depreciated on a production-variable method, which adjusts straight-line depreciation to reflect production levels at the steel plant. The adjustment is limited to not more than a 25 percent increase or decrease from straight-line depreciation. Blast furnace relining expenditures are capitalized and amortized on a unit-of-production method over the life of the lining. All other assets are depreciated on a straight-line method.

  Expenditures for normal repairs and maintenance are charged to income as incurred.

  Gains or losses from significant abnormal disposals or retirements of properties are credited or charged to income. The cost of other retired assets less any sales proceeds is charged to accumulated depreciation.

EXCESS OF COST OVER NET ASSETS ACQUIRED

  The excess of cost over fair value of net assets of businesses acquired is being amortized over 25-year periods.

CASH EQUIVALENTS

  Cash equivalents reflected in the Statement of Cash Flows are highly liquid, short-term investments with maturities of three months or less that are an integral part of the Company's cash management portfolio.

STOCK-BASED COMPENSATION

  Financial Accounting Standards Board ("FASB") Statement No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. Compensation cost for stock appreciation rights and performance equity units is recorded annually based on the quoted market price of the Company's stock at the end of the period.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and related notes to financial statements. Changes in such estimates may affect amounts reported in future periods.

INTERIM FINANCIAL INFORMATION

  Results of operations for any interim period are not necessarily indicative of results of any other periods or for the year. The financial statements as of March 31, 1998 and for the three-month periods ended March 31, 1998 and 1997 are unaudited, but in the opinion of management include all adjustments necessary for a fair presentation of results for such periods.

             INLAND STEEL INDUSTRIES, INC. AND SUBSIDIARY COMPANIES

         CONSOLIDATED STATEMENTS OF OPERATIONS AND REINVESTED EARNINGS

                      QUARTERS ENDED
                         MARCH 31       YEARS ENDED DECEMBER 31
                      ---------------  ----------------------------
                       1998    1997      1997      1996      1995
                      ------  -------  --------  --------  --------
                       (UNAUDITED)
                        DOLLARS IN MILLIONS (EXCEPT PER SHARE
                                        DATA)
CONSOLIDATED STATEMENT OF OPERATIONS
Net sales...........  $740.8  $ 664.2  $2,804.0  $2,407.9  $2,464.0
                      ------  -------  --------  --------  --------
Operating costs and
 expenses:
  Cost of goods sold
   (excluding
   depreciation)....   647.6    579.3   2,457.0   2,099.9   2,131.8
  Selling, general
   and
   administrative
   expenses.........    48.3     44.3     180.6     168.4     164.1
  Depreciation......     7.3      6.0      24.4      21.9      21.3
                      ------  -------  --------  --------  --------
    Total...........   703.2    629.6   2,662.0   2,290.2   2,317.2
                      ------  -------  --------  --------  --------
Operating profit....    37.6     34.6     142.0     117.7     146.8
                      ------  -------  --------  --------  --------
Other expense:
  General corporate
   income, net of
   expense items....     2.5      8.1      17.9      25.8      12.7
  Interest and other
   expense on debt..    (9.7)   (10.8)    (40.4)    (46.4)    (33.7)
  Gain from issuance
   of subsidiary
   stock (Note 2)...     --       --        --       31.4       --
                      ------  -------  --------  --------  --------
Income before income
 taxes, minority
 interest,
 discontinued
 operations and
 extraordinary loss.    30.4     31.9     119.5     128.5     125.8
Provision for income
 taxes (Note 14)....    11.8     12.2      46.6      47.4      48.1
                      ------  -------  --------  --------  --------
Income before
 minority interest,
 discontinued
 operations and
 extraordinary loss.    18.6     19.7      72.9      81.1      77.7
Minority interest in
 Ryerson Tull, Inc.
 (Note 2)...........     2.1      2.2       8.4       3.0       --
                      ------  -------  --------  --------  --------
Income from
 continuing
 operations.........    16.5     17.5      64.5      78.1      77.7
Income from
 discontinued
 operations (Note
 1).................     5.3     13.7      54.8     (17.9)     69.1
                      ------  -------  --------  --------  --------
Income before
 extraordinary loss.    21.8     31.2     119.3      60.2     146.8
Extraordinary loss
 on early retirement
 of debt (Note 5)...     --       --        --      (14.5)      --
                      ------  -------  --------  --------  --------
Net income..........    21.8     31.2     119.3      45.7     146.8
Dividend
 requirements for
 preferred stock
 (net of tax
 benefits related to
 leveraged ESOP
 shares)............     2.3      2.3       9.1       9.1      19.0
                      ------  -------  --------  --------  --------
Net income
 applicable to
 common stock.......  $ 19.5  $  28.9  $  110.2  $   36.6  $  127.8
                      ======  =======  ========  ========  ========
Per share of common
 stock
 Basic:
  Income from
   continuing
   operations.......  $  .29  $   .31  $   1.13  $   1.42  $   1.24
  Income from
   discontinued
   operations.......     .11      .28      1.12      (.37)     1.46
  Extraordinary loss
   on early
   retirement of
   debt.............     --       --        --       (.30)      --
                      ------  -------  --------  --------  --------
    Net income......  $  .40  $   .59  $   2.25  $    .75  $   2.70
                      ======  =======  ========  ========  ========
 Diluted:
  Income from
   continuing
   operations.......  $  .28  $   .30  $   1.08  $   1.34  $   1.18
  Income from
   discontinued
   operations.......     .10      .26      1.05      (.34)     1.37
  Extraordinary loss
   on early
   retirement of
   debt.............     --       --        --       (.28)      --
                      ------  -------  --------  --------  --------
    Net income......  $  .38  $   .56  $   2.13  $    .72  $   2.55
                      ======  =======  ========  ========  ========
CONSOLIDATED
 STATEMENT OF
 REINVESTED EARNINGS
Accumulated deficit
 at beginning of
 year...............  $(45.6) $(146.0) $ (146.0) $ (172.8) $ (292.4)
Net income for the
 period.............    21.8     31.2     119.3      45.7     146.8
Dividends declared:
  Common ($.20 per
   share)...........    (2.4)    (2.4)     (9.8)     (9.8)     (9.6)
  Preferred (Notes 6
   and 8)...........     (.1)     (.1)     (9.1)     (9.1)    (17.6)
                      ------  -------  --------  --------  --------
Accumulated deficit
 at end of period...  $(26.3) $(117.3) $  (45.6) $ (146.0) $ (172.8)
                      ======  =======  ========  ========  ========
CONSOLIDATED STATEMENT OF OPERATIONS
Net sales...........
Operating costs and
 expenses:
  Cost of goods sold
   (excluding
   depreciation)....
  Selling, general
   and
   administrative
   expenses.........
  Depreciation......
    Total...........
Operating profit....
Other expense:
  General corporate
   income, net of
   expense items....
  Interest and other
   expense on debt..
  Gain from issuance
   of subsidiary
   stock (Note 2)...
Income before income
 taxes, minority
 interest,
 discontinued
 operations and
 extraordinary loss.
Provision for income
 taxes (Note 14)....
Income before
 minority interest,
 discontinued
 operations and
 extraordinary loss.
Minority interest in
 Ryerson Tull, Inc.
 (Note 2)...........
Income from
 continuing
 operations.........
Income from
 discontinued
 operations (Note
 1).................
Income before
 extraordinary loss.
Extraordinary loss
 on early retirement
 of debt (Note 5)...
Net income..........
Dividend
 requirements for
 preferred stock
 (net of tax
 benefits related to
 leveraged ESOP
 shares)............
Net income
 applicable to
 common stock.......
Per share of common
 stock
 Basic:
  Income from
   continuing
   operations.......
  Income from
   discontinued
   operations.......
  Extraordinary loss
   on early
   retirement of
   debt.............
    Net income......
 Diluted:
  Income from
   continuing
   operations.......
  Income from
   discontinued
   operations.......
  Extraordinary loss
   on early
   retirement of
   debt.............
    Net income......
CONSOLIDATED
 STATEMENT OF
 REINVESTED EARNINGS
Accumulated deficit
 at beginning of
 year...............
Net income for the
 period.............
Dividends declared:
  Common ($.20 per
   share)...........
  Preferred (Notes 6
   and 8)...........
Accumulated deficit
 at end of period...

                See Notes to Consolidated Financial Statements.

             INLAND STEEL INDUSTRIES, INC. AND SUBSIDIARY COMPANIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                        QUARTERS ENDED    INCREASE (DECREASE) IN CASH
                           MARCH 31         YEARS ENDED DECEMBER 31
                        ---------------  -------------------------------
                         1998    1997      1997       1996       1995
                        ------  -------  ---------  ---------  ---------
                         (UNAUDITED)
                                    DOLLARS IN MILLIONS
OPERATING ACTIVITIES
Net income............  $ 21.8  $  31.2  $   119.3  $    45.7  $   146.8
                        ------  -------  ---------  ---------  ---------
Adjustments to
 reconcile net income
 to net cash provided
 from (used for)
 operating activities
 of continuing
 operations:
  Loss (income) from
   discontinued
   operations.........    (5.3)   (13.7)     (54.8)      17.9      (69.1)
  Depreciation........     7.4      6.2       24.9       22.4       21.9
  Deferred income
   taxes..............     5.0       .2        3.9        8.2        6.5
  Deferred employee
   benefit cost.......     1.4      1.3      (11.3)       6.1        (.1)
  Stock issued for
   coverage of
   employee benefit
   plans..............     3.0      3.6       21.8       22.6       23.9
  Gain from sale of
   assets.............     --       --        (8.9)       --         --
  Gain from issuance
   of subsidiary
   stock..............     --       --         --       (31.4)       --
  Change in:
   Receivables........   (53.0)   (39.7)     (12.0)       8.1      (18.0)
      Inventories.....   (28.0)   (34.8)     (33.8)     (50.2)      10.2
      Accounts
       payable........     6.6     50.5       10.2        8.4       (7.2)
      Accrued salaries
       and wages......    (8.1)   (12.0)       2.6         .3        2.9
      Other accrued
       liabilities....     (.4)      .8       (9.0)       3.8        2.9
  Other items.........      .4     (1.9)       6.3       (6.8)       9.5
                        ------  -------  ---------  ---------  ---------
    Net adjustments...   (71.0)   (39.5)     (60.1)       9.4      (16.6)
                        ------  -------  ---------  ---------  ---------
    Net cash provided
     from (used for)
     operating
     activities of
     continuing
     operations.......   (49.2)    (8.3)      59.2       55.1      130.2
                        ------  -------  ---------  ---------  ---------
INVESTING ACTIVITIES
Capital expenditures..    (8.0)    (7.1)     (41.3)     (25.1)     (20.7)
Acquisitions (Note
 16)..................    (7.7)  (130.2)    (139.9)       --         --
Investments in and
 advances to joint
 ventures, net........     --      (3.7)      (8.1)      (5.2)     (10.1)
Proceeds from sales of
 assets...............      .1      4.1       18.2        2.0        1.9
                        ------  -------  ---------  ---------  ---------
    Net cash used for
     investing
     activities of
     continuing
     operations.......   (15.6)  (136.9)    (171.1)     (28.3)     (28.9)
                        ------  -------  ---------  ---------  ---------
FINANCING ACTIVITIES
Issuance of subsidiary
 stock................     --       --         --        77.1        --
Long-term debt issued.     --       --         --       242.7        --
Long-term debt
 retired..............    (5.2)    (5.4)     (17.3)    (246.7)     (13.0)
Reduction of debt
 assumed in
 acquisitions.........     --     (22.6)     (25.3)       --         --
Short-term borrowing..     --       8.0        --         --         --
Dividends paid........    (2.5)    (2.5)     (20.8)     (21.0)     (31.6)
Acquisition of
 treasury stock.......    (5.5)    (1.3)      (6.7)      (3.7)      (4.0)
                        ------  -------  ---------  ---------  ---------
    Net cash provided
     from (used for)
     financing
     activities of
     continuing
     operations.......   (13.2)   (23.8)     (70.1)      48.4      (48.6)
                        ------  -------  ---------  ---------  ---------
Cash provided by (used
 in) discontinued
 operations...........    54.2     20.7       41.0     (104.6)     107.6
                        ------  -------  ---------  ---------  ---------
Net increase
 (decrease) in cash
 and cash equivalents.   (23.8)  (148.3)    (141.0)     (29.4)     160.3
Cash and cash
 equivalents--
 beginning of period..    97.0    238.0      238.0      267.4      107.1
                        ------  -------  ---------  ---------  ---------
Cash and cash
 equivalents--end of
 period...............  $ 73.2  $  89.7  $    97.0  $   238.0  $   267.4
                        ======  =======  =========  =========  =========
SUPPLEMENTAL DISCLOSURES
Cash paid during the
 period, including
 amounts related to
 discontinued
 operations, for:
  Interest (net of
   amount
   capitalized).......  $ 17.1  $  19.4  $    64.7  $    67.0  $    65.4
  Income taxes, net...      .8       .9       27.5        8.6        9.4
Non-cash activities:
  Reduction of
   deferred employee
   benefits resulting
   from contribution
   of common stock to
   the Company's
   Pension Trust......     --       --         --         --       100.0
  Series F Preferred
   Stock exchanged for
   Subordinated Voting
   Note...............     --       --         --         --       185.0
OPERATING ACTIVITIES
Net income............
Adjustments to
 reconcile net income
 to net cash provided
 from (used for)
 operating activities
 of continuing
 operations:
  Loss (income) from
   discontinued
   operations.........
  Depreciation........
  Deferred income
   taxes..............
  Deferred employee
   benefit cost.......
  Stock issued for
   coverage of
   employee benefit
   plans..............
  Gain from sale of
   assets.............
  Gain from issuance
   of subsidiary
   stock..............
  Change in:
   Receivables........
      Inventories.....
      Accounts
       payable........
      Accrued salaries
       and wages......
      Other accrued
       liabilities....
  Other items.........
    Net adjustments...
    Net cash provided
     from (used for)
     operating
     activities of
     continuing
     operations.......
INVESTING ACTIVITIES
Capital expenditures..
Acquisitions (Note
 16)..................
Investments in and
 advances to joint
 ventures, net........
Proceeds from sales of
 assets...............
    Net cash used for
     investing
     activities of
     continuing
     operations.......
FINANCING ACTIVITIES
Issuance of subsidiary
 stock................
Long-term debt issued.
Long-term debt
 retired..............
Reduction of debt
 assumed in
 acquisitions.........
Short-term borrowing..
Dividends paid........
Acquisition of
 treasury stock.......
    Net cash provided
     from (used for)
     financing
     activities of
     continuing
     operations.......
Cash provided by (used
 in) discontinued
 operations...........
Net increase
 (decrease) in cash
 and cash equivalents.
Cash and cash
 equivalents--
 beginning of period..
Cash and cash
 equivalents--end of
 period...............
SUPPLEMENTAL DISCLOSURES
Cash paid during the
 period, including
 amounts related to
 discontinued
 operations, for:
  Interest (net of
   amount
   capitalized).......
  Income taxes, net...
Non-cash activities:
  Reduction of
   deferred employee
   benefits resulting
   from contribution
   of common stock to
   the Company's
   Pension Trust......
  Series F Preferred
   Stock exchanged for
   Subordinated Voting
   Note...............

                See Notes to Consolidated Financial Statements.

             INLAND STEEL INDUSTRIES, INC. AND SUBSIDIARY COMPANIES

                           CONSOLIDATED BALANCE SHEET

                                                             AT DECEMBER 31
                                                AT MARCH 31 ------------------
                                                   1998       1997      1996
                                                ----------- --------  --------
                                                (UNAUDITED)
                                                     DOLLARS IN MILLIONS
ASSETS
Current assets:
  Cash and cash equivalents...................   $   92.8   $   97.0  $  238.0
  Receivables less provision for allowances,
   claims and doubtful accounts of $7.0, $23.5
   and $22.5, respectively....................      352.4      523.3     464.7
  Inventories (Note 3)........................      453.0      624.1     494.6
  Deferred income taxes (Note 14).............        5.7       30.7      30.5
                                                 --------   --------  --------
    Total current assets......................      903.9    1,275.1   1,227.8
Investments and advances (see details next
 page)........................................       37.4      271.6     252.1
Investment in Inland Steel Company (Note 1)...      454.0        --        --
Property, plant and equipment, at cost, less
 accumulated depreciation (see details next
 page)........................................      308.0    1,641.8   1,637.0
Deferred income taxes (Note 14)...............       31.8      231.4     287.5
Prepaid pension cost..........................       16.6       77.4       --
Intangible pension asset (Note 13)............        --         --       76.3
Excess of cost over net assets acquired.......       81.2       82.3      22.3
Deferred charges and other assets.............       14.7       66.9      38.6
                                                 --------   --------  --------
    Total assets..............................   $1,847.6   $3,646.5  $3,541.6
                                                 ========   ========  ========
LIABILITIES
Current liabilities:
  Accounts payable............................   $  173.9   $  354.9  $  321.4
  Accrued liabilities:
    Salaries, wages and commissions...........       18.3       79.1      76.0
    Taxes.....................................       13.7       84.0      78.3
    Interest on debt..........................        7.2       17.1      17.9
    Terminated facilities costs and other
     (Note 12)................................        8.1       17.1      23.6
  Long-term debt due within one year (Note 5).       17.2       62.7      19.6
                                                 --------   --------  --------
Total current liabilities.....................      238.4      614.9     536.8
Long-term debt (see details next page and Note
 5)...........................................      437.4      704.9     773.2
Allowance for terminated facilities costs and
 other (Note 12)..............................        6.0       56.0      48.8
Deferred employee benefits (Note 13)..........      160.9    1,275.6   1,301.6
Deferred income...............................        1.6        9.4      11.1
                                                 --------   --------  --------
    Total liabilities.........................      844.3    2,660.8   2,671.5
                                                 --------   --------  --------
Minority interest in Ryerson Tull, Inc........       59.7       57.5      49.0
Common stock repurchase commitment (Note 6)...       22.7       28.1      32.1
                                                 --------   --------  --------
STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par value, 15,000,000
 shares authorized for all series, aggregate
 liquidation value of $150.6 in 1997 and
 $153.9 in 1996 (Notes 7 and 8)...............        3.1        3.1       3.2
Common stock, $1.00 par value; authorized--
 100,000,000 shares; issued--50,556,350 shares
 (Notes 8 through 10).........................       50.6       50.6      50.6
Capital in excess of par value (Note 8).......    1,029.9    1,032.5   1,040.2
Accumulated deficit...........................      (26.3)     (45.6)   (146.0)
Unearned compensation--ESOP (Note 7)..........      (67.3)     (68.6)    (79.4)
Common stock repurchase commitment (Note 6)...      (22.7)     (28.1)    (32.1)
Treasury stock at cost--Common stock of
 1,659,884 shares in 1998, 1,557,635 shares in
 1997 and 1,647,954 shares in 1996............      (43.1)     (40.5)    (44.2)
Cumulative translation adjustment.............       (3.3)      (3.3)     (3.3)
                                                 --------   --------  --------
    Total stockholders' equity................      920.9      900.1     789.0
                                                 --------   --------  --------
    Total liabilities, minority interest,
     temporary equity, and stockholders'
     equity...................................   $1,847.6   $3,646.5  $3,541.6
                                                 ========   ========  ========

                See Notes to Consolidated Financial Statements.

             INLAND STEEL INDUSTRIES, INC. AND SUBSIDIARY COMPANIES

                 SCHEDULES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                   AT MARCH 31  AT DECEMBER 31
                                                   ----------- -----------------
                                                      1998       1997     1996
                                                   ----------- -------- --------
                                                   (UNAUDITED)
                                                        DOLLARS IN MILLIONS
INVESTMENTS AND ADVANCES
Steel processing joint ventures..................    $  --     $  167.3 $  153.3
Raw material joint ventures......................       --         47.4     52.2
Common stock of Nippon Steel Corporation held for
 investment, net of valuation allowances of $7.0,
 $7.1 and $4.8, respectively.....................       7.6         7.5      9.8
Other investments and advances...................      29.8        49.4     36.8
                                                     ------    -------- --------
    Total investments and advances...............    $ 37.4    $  271.6 $  252.1
                                                     ======    ======== ========
PROPERTY, PLANT AND EQUIPMENT
Land, land improvements and mineral properties...    $ 32.6    $  156.5 $  156.2
Buildings, machinery and equipment...............     548.5     4,311.3  4,197.9
Transportation equipment.........................       6.8       144.9    145.0
Property under capital leases--primarily
 machinery and equipment.........................        .3        37.0     37.0
                                                     ------    -------- --------
    Total........................................     588.2     4,649.7  4,536.1
Less--
  Accumulated depreciation.......................     279.9     2,871.5  2,763.0
  Accumulated depreciation--capital leases.......        .3        35.7     35.4
  Allowance for retirements and terminated
   facilities (Note 12)..........................       --        100.7    100.7
                                                     ------    -------- --------
    Net property, plant and equipment............    $308.0    $1,641.8 $1,637.0
                                                     ======    ======== ========
LONG-TERM DEBT
Inland Steel Industries, Inc.
  Guaranteed ESOP notes, 8.43% and 8.80%, due
   through July 2, 2004..........................    $ 80.4    $   85.9 $   96.5
  Notes, 12 3/4%.................................       --          --       5.6
  Subordinated Voting Note, 10.23% due December
   17, 1999......................................     100.0       100.0    100.0
                                                     ------    -------- --------
    Total Inland Steel Industries, Inc...........     180.4       185.9    202.1
                                                     ======    ======== ========
Inland Steel Company
 First Mortgage Bonds:
  Series R, 7.9% due January 15, 2007............       --         61.4     72.0
  Series T, 12% due December 1, 1998.............       --          --      26.3
  Pollution Control Series 1977, 5 3/4% due
   February 1, 2007..............................       --         25.5     26.5
  Pollution Control Series 1978, 6 1/2%..........       --          --      52.0
  Pollution Control Series 1993, 6.8% due June 1,
   2013..........................................       --         40.0     40.0
  Pollution Control Series 1995, 6.85% due
   December 1, 2012..............................       --         17.0     17.0
                                                     ------    -------- --------
    Total First Mortgage Bonds...................       --        143.9    233.8
 Obligations for Industrial Development Revenue
  Bonds:                                                --
  Pollution Control Project No. 2, 5.9% due
   August 1, 1998................................       --          --       5.0
  Pollution Control Project No. 3, 6 1/4% due
   April 1, 1999.................................       --          3.0      6.0
  Pollution Control Project No. 11, 7 1/8% due
   June 1, 2007..................................       --         20.0     20.0
  Pollution Control Project No. 13, 7 1/4% due
   November 1, 2011..............................       --         38.0     38.0
  Exempt Facilities Project No. 14, 6.7% due
   November 1, 2012..............................       --          5.1      5.1
  Exempt Facilities Project No. 15, 5 3/4% due
   October 1, 2011...............................       --         52.0      --
                                                     ------    -------- --------
    Total Inland Steel Company...................       --        262.0    307.9
Ryerson Tull, Inc.
  Notes, 8 1/2% due July 15, 2001................     150.0       150.0    150.0
  Notes, 9 1/8% due July 15, 2006................     100.0       100.0    100.0
Joseph T. Ryerson & Son, Inc.
  Obligation for Industrial Revenue Bond with
   floating rate, set weekly based on 13-week
   Treasury bills, due November 1, 2007..........       7.0         7.0      7.0
J. M. Tull Metals Company, Inc.
  Obligations for Industrial Revenue Bonds and
   other long-term debt with variable rates and
   fixed rates to 9 7/8%, due through August 17,
   1998..........................................       --          --       6.2
                                                     ------    -------- --------
    Total long-term debt.........................    $437.4    $  704.9 $  773.2
                                                     ======    ======== ========

                See Notes to Consolidated Financial Statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1/SALE OF INLAND STEEL COMPANY

  On July 16, 1998, the Company disposed of Inland Steel Company ("ISC"), its wholly owned subsidiary that constituted the steel manufacturing and related operations segment of the Company's consolidated operations, to Ispat International N.V. ("Ispat") pursuant to an agreement and plan of merger dated May 27, 1998 (the "Merger Agreement"), among the Company, ISC, Ispat and Inland Merger Sub, Inc. (an Ispat subsidiary). The Merger Agreement provided for the merger of Merger Sub into ISC with ISC being the surviving company in the merger (the "ISC/Ispat Transaction"). As a result of the ISC/Ispat Transaction, ISC became a wholly owned subsidiary of Ispat. Pursuant to the merger, the Company received $1.1 billion in cash in exchange for the outstanding common stock and preferred stock of ISC and repayment of intercompany debt of ISC held by the Company. The Company intends to distribute a significant portion of the net proceeds from the sale to its stockholders through a stock repurchase program. The Company's primary business is currently metals distribution and processing, conducted through its majority owned subsidiary, Ryerson Tull, Inc. The Company currently intends to merge with RT. Accordingly, the results of operations of ISC have been segregated from the results of continuing operations and reported as a separate item on the statement of operations for the three years ended December 31, 1997 and the quarters ended March 31, 1998 and 1997. The assets and liabilities of ISC at March 31, 1998 have been aggregated and reflected as a net noncurrent asset.

  ISC's revenues, including intercompany sales, were $2,467.5 million, $2,397.3 million and $2,513.3 million for the years ended December 31, 1997, 1996 and 1995, respectively, and, unaudited, $606.1 million and $606.6 million for the quarters ended March 31, 1998 and 1997, respectively. The investment in Inland Steel Company on the consolidated balance sheet at March 31, 1998, includes the net assets of discontinued operations below, and notes and other receivables of $215.4 million. Summarized balance sheet information for ISC was as follows:

                                                                 DECEMBER 31
                                                   MARCH 31,  -----------------
                                                     1998       1997     1996
                                                  ----------- -------- --------
                                                  (UNAUDITED)
                                                       DOLLARS IN MILLIONS
Current assets...................................  $  424.0   $  450.4 $  426.2
Total assets.....................................   2,254.7    2,333.1  2,322.8
Current liabilities..............................     579.1      657.8    644.3
Total liabilities................................   2,016.1    2,093.4  2,112.0
Net assets of discontinued operations............     238.6      239.7    210.8

NOTE 2/RECAPITALIZATION

  In the 1996 second quarter, the Company undertook a recapitalization that involved the Company and both its Inland Steel Company and Ryerson Tull, Inc. ("RT") subsidiaries. As part of the restructuring, RT, formerly Inland Materials Distribution Group, Inc. ("IMDG"), exchanged existing shares of IMDG common stock, all of which were owned by the Company, for 34.0 million shares of new-issue RT Class B common stock, $1.00 par value per share. RT also sold
5.2 million shares of new-issue Class A common stock, $1.00 par value per share, in a public offering, the net proceeds of which approximated $77.1 million. The Company recognized a $31.4 million gain on the sale of the RT Class A common stock. At year-end 1997 and 1996, the Company's ownership of RT approximated 87 percent.

  Prior to the issuance of the Class A common stock, RT declared and paid dividends of $445.9 million to the Company, of which $152.1 million was in cash and $293.8 million was in the form of a note payable. The Company used $63.2 million of the cash dividends to repay intercompany borrowing from RT and its subsidiaries. In July, RT sold $250 million of Notes, the net proceeds of which, along with a portion of RT's cash on hand, was used to pay the $293.8 million note balance due the Company.

NOTE 3/INVENTORIES

  Inventories were classified on December 31 as follows:

                                                              1997      1996
                                                            --------- ---------
                                                            DOLLARS IN MILLIONS
   In process and finished products:
     Steel Manufacturing Operations........................ $   120.9 $   106.5
     Materials Distribution Operations.....................     422.9     311.9
                                                            --------- ---------
                                                                543.8     418.4
                                                            --------- ---------
   Raw materials and supplies:
     Iron ore..............................................      39.7      42.4
     Scrap and other raw materials.........................      23.7      16.7
     Supplies..............................................      16.9      17.1
                                                            --------- ---------
                                                                 80.3      76.2
                                                            --------- ---------
       Total............................................... $   624.1 $   494.6
                                                            ========= =========

  Replacement costs for the LIFO inventories exceeded LIFO values by approximately $389 million and $406 million on December 31, 1997 and 1996, respectively. The effect on cost of goods sold of LIFO liquidations in each of the three years ended December 31, 1997 was not material.

NOTE 4/BORROWING ARRANGEMENTS

  On December 31, 1997, the Company's subsidiaries had available unused credit facilities totaling $375 million. Each facility requires compliance with various financial covenants including minimum net worth and leverage ratios.

  In the 1997 third quarter, RT extended the term of its $250 million bank credit facility to September 2002. Both the interest rates and commitment fee related to the facility were reduced.

  A special-purpose subsidiary of Inland Steel Company has a $125 million revolving credit facility, which extends to November 30, 2000. Inland Steel Company has agreed to sell substantially all of its receivables to this special-purpose subsidiary and these receivables are used to secure this facility.

  With the recapitalization that occurred in 1996, the ability of RT and its subsidiaries to transfer cash to the Company has been more tightly restricted. Covenants in the RT credit facility limited the amount of cash that RT could transfer to the Company in the form of dividends and advances to approximately $76 million at year-end 1997. This amount is subject to change based on the financial performance of RT. Additionally, there are certain other limitations on advances. As part of the recapitalization, the Company and RT entered into an agreement to maintain the existence of the Company and RT as separate corporate entities. Included in this agreement is a requirement that any transactions between the entities, including loans or advances from RT to the Company, must be on an arms-length basis.

NOTE 5/LONG-TERM DEBT

  Each series of First Mortgage Bonds issued by Inland Steel Company is limited to the principal amount outstanding, with the Pollution Control Series 1977 Bonds and the Series R First Mortgage Bonds subject to a sinking fund. A substantial portion of the property, plant and equipment owned by Inland Steel Company at its Indiana Harbor Works is subject to the lien of the First Mortgage. This property had a net book value of approximately $1.0 billion on December 31, 1997.

  Inland Steel Company refinanced $52 million of 6 1/2 percent pollution control revenue bonds with 5 3/4 percent tax-exempt refunding bonds during the 1997 fourth quarter. Also during the quarter, the Company redeemed the remaining $5.6 million principal amount outstanding of the Company's 12 3/4% Notes.

  As part of the restructuring undertaken by the Company in 1996, RT issued $150 million of 8 1/2 percent debt due July 15, 2001, and $100 million of 9 1/8 percent debt due July 15, 2006.

  During 1996, the Company and Inland Steel Company respectively tendered for the repurchase of all outstanding 12 3/4% Notes and Series T 12% First Mortgage Bonds. Of the $150 million principal amount of Notes outstanding and the $125 million principal amount of Series T Bonds outstanding, $144.2 million and $98.7 million, respectively, were tendered. Inland Steel Company also called $38 million of 10 percent Pollution Control Project No. 9 Bonds for early redemption, which were refinanced at an interest rate of 7.25 percent. As a result of the tenders and early redemption, the Company recognized an extraordinary after-tax loss of $23.3 million, $36.9 million before income taxes.

  During the third quarter of 1995, Inland Steel Company refinanced $17 million of 10.75 percent pollution control revenue bonds with bonds bearing an interest rate of 6.85 percent. Also during the third quarter, the Company exchanged its Series F Exchangeable Preferred Stock for a $185 million 10.23% Subordinated Voting Note. On December 18, 1996, $85 million of the Subordinated Voting Note was repaid, with the remaining $100 million required to be redeemed on December 17, 1999, plus, in each instance, accrued and unpaid interest thereon. See Note 6 for additional information on the Subordinated Voting Note.

  The outstanding borrowing of the Company's ESOP is recorded as a liability of the Company because the Company has committed to make payments (dividends and supplemental contributions) to the ESOP Trust sufficient to service the ESOP debt. The ESOP notes are payable in semi-annual installments through July 2004 and are guaranteed by Joseph T. Ryerson & Son, Inc., a majority owned subsidiary of the Company. See Note 6 for additional information on the ESOP debt.

  Maturities of long-term debt and capitalized lease obligations due within five years are: $62.7 million in 1998, $115.5 million in 1999, $18.8 million in 2000, $169.9 million in 2001, and $21.1 million in 2002. Of the maturities due within five years listed, $45.9 million in 1998, $4.0 million in 1999, and $6.3 million in 2000 through 2002 relate to Inland Steel Company. See Note 19 regarding commitments and contingencies for other scheduled payments.

NOTE 6/SUBORDINATED VOTING NOTE

  In December 1989, the Company sold 185,000 shares of the Company's Series F Exchangeable Preferred Stock, $1.00 par value per share ("Series F Preferred Stock"), for $185 million to NS Finance III, Inc., an indirect wholly owned subsidiary of Nippon Steel Corporation ("NSC"). The preferred stock was exchanged in the third quarter of 1995 for the Company's 10.23% Subordinated Voting Note (see Note 4). The preferred stock entitled the holder to 30.604 votes per share and the Subordinated Voting Note entitles the holder to 30.604 votes per $1,000 of principal amount outstanding, which number may be adjusted from time to time upon the occurrence of certain events. The voting power was based on the equivalent number of common shares represented by a market value of $185 million at the time the preferred stock was issued. In the event of a change in control or certain other events, the holder may require the Company to redeem the Subordinated Voting Note at a 10 percent premium. In the event of an early redemption, the Company may be required to reimburse the holder for certain costs incurred as a result of such redemption.

  In connection with the sale of the Series F Preferred Stock, the Company agreed to repurchase $185 million of the Company's common stock, of which $157 million (amounting to 5.1 million shares) has been repurchased. As of December 31, 1997, the amount representing the remaining repurchase commitment of $28 million has been classified as temporary equity with a corresponding reduction of stockholders' equity. In December 1990, the Company suspended open-market stock purchases and agreed to maintain cash, certain securities, a surety bond or letter of credit, or some combination thereof, currently equal to $9 million to meet its obligation under the Series F Preferred Stock sale agreement.

  The terms of a letter agreement between the Company and NSC which provided for the purchase of the Series F Preferred Stock generally restrict the acquisition by NSC of additional securities of the Company and the disposition of the Subordinated Voting Note. Under certain circumstances related to a potential change in control of the Company, NSC may seek to acquire voting securities of the Company on terms and conditions no less favorable to the Company's stockholders than the terms and conditions offered in connection with the potential change in control.

  So long as the purchaser and permitted transferees beneficially own at least $100 million aggregate principal amount of the Subordinated Voting Note, the Company has agreed with NSC to nominate a mutually acceptable individual for election to the Company's Board of Directors. No such individual has been nominated.

NOTE 7/EMPLOYEE STOCK OWNERSHIP PLAN

  The Company sponsors a savings plan through which eligible salaried employees may elect to save a portion of their salary, of which the Company matches the first five percent of each participant's salary contributed, subject to certain IRS limitations. In July 1989, the Board of Directors amended the savings plan to include a leveraged ESOP. The ESOP Trust purchased
3.1 million newly issued shares of Series E Preferred Stock from the Company with the proceeds of loans totaling $150 million. As a result, effective January 1, 1990, the matching in the savings plan is in shares of Series E Preferred Stock provided principally by the Company's ESOP, supplemented as needed by newly issued shares. The Company accounts for its ESOP in accordance with AICPA Statement of Position 76-3.

  Effective January 1, 1998, salaried employees at RT will no longer participate in the above described savings plan and will no longer receive ESOP shares, except for dividend replacement shares, in their savings plan accounts. Shares allocated to such employees prior to year-end 1997 will remain in their accounts and dividend replacement shares will continue to be allocated to their accounts consistent with plan provisions. Future matching will be provided in cash consistent with provisions of a new savings plan established by RT. Compensation expense recognized at RT will not be materially impacted as a result of the change in savings plans.

  The Company makes annual contributions to the ESOP equal to the ESOP's debt service less dividends on leveraged shares (shares purchased by the ESOP Trust in July 1989) received by the ESOP Trust. All dividends received by the ESOP are used to pay debt service. Dividends on Series E Preferred Stock are recorded as declared as reductions to retained earnings, net of applicable tax benefits on unallocated shares. Dividends on allocated leveraged shares are replaced with additional ESOP shares. Dividends on unallocated leveraged shares serve to reduce interest expense recognized by the Company.

  In each of 1997, 1996 and 1995, the ESOP Trust received $10.6 million in dividends and $8.1 million in contributions from the Company to make required principal and interest payments.

  As principal and interest payments are made, ESOP shares are made available for allocation based on the proportion of current payments to the total of current plus future payments. As shares are allocated, the Company records compensation expense equal to the original stated value of the shares of Series E Preferred Stock allocated to the participants during the period. Compensation expense related to the ESOP recognized by the Company totaled $8.4 million in 1997, $9.1 million in 1996, and $8.9 million in 1995. Of the preceding ESOP compensation expense, $5.4 million in 1997, $5.9 million in 1996 and $6.1 million in 1995 was for matching at Inland Steel Company. ESOP shares remaining unallocated are reported as unearned compensation on the Company's consolidated balance sheet.

  Interest expense is recognized as it is incurred by the ESOP Trust. Interest expense incurred by the ESOP Trust totaled $8.6 million, $9.3 million, and $10.0 million in 1997, 1996 and 1995, respectively.

  The ESOP shares as of December 31 were as follows:

                                                     1997      1996      1995
                                                   --------- --------- ---------
   Allocated shares............................... 1,603,623 1,447,642 1,268,126
   Unreleased shares.............................. 1,410,925 1,633,148 1,850,475
                                                   --------- --------- ---------
     Total ESOP shares............................ 3,014,548 3,080,790 3,118,601
                                                   ========= ========= =========

NOTE 8/CAPITAL STOCK

  On December 31, 1997, 7,972,744 shares of common stock remained reserved for issuance under the Company's various employee stock plans and upon conversion of shares of preferred stock.

  In the second quarter of 1995, the Company contributed 3.9 million shares of its common stock with an aggregate value of $100 million to the Company's Pension Trust.

  The Series A $2.40 Cumulative Convertible Preferred Stock, $1.00 par value per share ("Series A Preferred Stock"), is convertible into common stock at the rate of one share of common stock for each share of Series A Preferred Stock and is redeemable, at the Company's option, at $44 per share plus any accrued and unpaid dividends. Each such share is entitled to one vote and generally votes together with holders of common stock as one class.

  Shares of Series E Preferred Stock, $1.00 par value per share, entitle the holder to cumulative annual dividends of $3.523 per share, payable semi-annually, and to 1.25 votes per share. Shares of Series E Preferred Stock are convertible into the Company's common stock on a one-for-one basis. From time to time, the Company elects to provide additional shares of Series E Preferred Stock to the ESOP Trust to cover employee matching requirements not covered by the release of shares through scheduled principal and interest payments by the ESOP Trust on its outstanding notes (see Note 7).

  The following table details changes in capital accounts:

                                                                 PREFERRED STOCK           CAPITAL
                                                          ------------------------------ IN EXCESS OF
                           COMMON STOCK  TREASURY STOCK      SERIES A       SERIES E      PAR VALUE
                          -------------- ---------------  -------------- --------------- ------------
                          SHARES DOLLARS SHARES  DOLLARS  SHARES DOLLARS SHARES  DOLLARS   DOLLARS
                          ------ ------- ------  -------  ------ ------- ------  ------- ------------
                                        SHARES IN THOUSANDS AND DOLLARS IN MILLIONS
Balance at January 1,
 1995...................  50,556  $50.6  (6,006) $(200.9)   95    $ .1   3,103    $3.1     $1,088.0
 Acquisition of treasury
  stock.................     --     --     (138)    (4.0)  --      --      --      --           --
 Issued under employee
  benefit plans.........     --     --      415     15.6   --      --       44     --          (3.1)
 Redemption of Series E
  Preferred Stock.......     --     --      --       --    --      --      (28)    --          (1.3)
 Conversion of Series A
  Preferred Stock.......     --     --        1      --     (1)    --      --      --           --
 Issuance of Common
  Stock to Pension
  Trust.................     --     --    3,946    139.0   --      --      --      --         (39.0)
 Other changes..........     --     --      (33)     (.8)  --      --      --      --           1.1
                          ------  -----  ------  -------   ---    ----   -----    ----     --------
Balance at December 31,
 1995...................  50,556   50.6  (1,815)   (51.1)   94      .1   3,119     3.1      1,045.7
 Acquisition of treasury
  stock.................     --     --     (164)    (3.7)  --      --      --      --           --
 Issued under employee
  benefit plans.........     --     --      401     12.5   --      --       67      .1         (1.6)
 Redemption of Series E
  Preferred Stock.......     --     --      --       --    --      --     (105)    (.1)        (5.0)
 Other changes..........     --     --      (70)    (1.9)  --      --      --      --           1.1
                          ------  -----  ------  -------   ---    ----   -----    ----     --------
Balance at December 31,
 1996...................  50,556   50.6  (1,648)   (44.2)   94      .1   3,081     3.1      1,040.2
 Acquisition of treasury
  stock.................     --     --     (299)    (6.7)  --      --      --      --           --
 Issued under employee
  benefit plans.........     --     --      415     11.0   --      --       58     --           --
 Redemption of Series E
  Preferred Stock.......     --     --      --       --    --      --     (124)    (.1)        (6.0)
 Other changes..........     --     --      (26)     (.6)  --      --      --      --          (1.7)
                          ------  -----  ------  -------   ---    ----   -----    ----     --------
Balance at December 31,
 1997...................  50,556  $50.6  (1,558) $ (40.5)   94    $ .1   3,015    $3.0     $1,032.5
                          ======  =====  ======  =======   ===    ====   =====    ====     ========

NOTE 9/STOCK OPTION PLANS

  The Company has adopted the disclosure-only provisions of FASB Statement No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the stock option plans. Had compensation cost for the option plans been determined based on the fair value at the grant date for awards in 1997, 1996 and 1995 consistent with the provisions of FASB Statement No. 123, the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                             1997  1996   1995
                                                            ------ ----- ------
                                                            DOLLARS IN MILLIONS
                                                             (EXCEPT PER SHARE
                                                                   DATA)
Net income--as reported.................................... $119.3 $45.7 $146.8
Net income--pro forma...................................... $116.0 $42.4 $145.9
Earnings per share--as reported............................ $ 2.25 $ .75 $ 2.70
Earnings per share--pro forma.............................. $ 2.18 $ .68 $ 2.68

  The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1997: dividend yield of 1.00%; expected volatility of 32.67%; risk-free interest rate of 6.63%; and expected term of 5 years.

  In July 1996, after the initial public offering of RT common stock, the compensation committee of RT elected to allow the substitution of RT common stock options for Company common stock options. As the exercise price of substituted options exceeded the then current market price of RT stock and all other terms of the options remained unchanged, there was no material increase in value to the employees resulting from the substitution and no material increase in cost to RT. 1,041,949 RT stock options were substituted for 855,494 Company stock options. Options substituted retain their originally granted vesting schedules. During 1997, RT granted options to employees. 87 percent of the compensation cost for these options, had they been determined on the fair value at the grant date consistent with the provisions of FASB Statement No. 123, is included in the above pro forma numbers.

  Options granted under each of the plans vest in not less than one year. Options granted in 1995 vested over a two year period, one-half after one year and one-half after two years. Options granted in 1996 vest over a three year period with one-third becoming fully vested at the end of each year. Options granted in 1997 vest over a two year period, one-half after one year and one-half after two years.

COMPANY PLAN

  The Inland 1995 Incentive Stock Plan, approved by stockholders on May 24, 1995, provides for the issuance, pursuant to options and other awards, of 2.0 million shares of common stock to officers and other key employees. Options remain outstanding and exercisable under the Inland 1992 and 1988 Incentive Stock Plans; however, no further options may be granted under these plans. Under the various plans, the per share option exercise price may not be less than 100 percent of the fair market value per share on the date of grant. During 1997, options were granted to 19 executives under the 1995 Plan and a total of 1,179,665 shares was available for future grants under that Plan as of December 31, 1997.

  The following summarizes the status of options under the plans for the periods indicated:

                                                 OPTION EXERCISE    WEIGHTED
                                      NUMBER OF  PRICE OR RANGE     AVERAGE
                                       SHARES       PER SHARE    EXERCISE PRICE
                                      ---------  --------------- --------------
Options (granted and unexercised) at
 December 31, 1994................... 2,244,007   $15.31-$39.75      $30.03
  Granted............................   469,600    23.19- 28.50       28.36
  Exercised..........................  (138,117)   15.31- 31.06       23.87
  Forfeited..........................  (104,600)   22.31- 39.75       31.17
  Expired............................   (96,300)   21.38- 39.75       36.78
                                      ---------   -------------      ------
Options (granted and unexercised) at
 December 31, 1995 (1,615,826
 exercisable)........................ 2,374,590    15.31- 39.75       29.73
  Granted............................ 1,416,900    22.69- 24.69       24.57
  Exercised..........................    (1,800)   15.31- 26.13       20.12
  Forfeited..........................  (136,200)   21.38- 33.75       26.09
  Expired............................   (94,050)   21.38- 39.75       33.34
  Substituted by RT..................  (855,494)   21.38- 39.75       27.76
                                      ---------   -------------      ------
Options (granted and unexercised) at
 December 31, 1996 (1,610,246
 exercisable)........................ 2,703,946    21.38- 39.75       27.72
  Granted............................    34,300           24.38       24.38
  Exercised..........................   (17,400)   21.38- 26.13       21.78
  Forfeited..........................   (97,500)   22.69- 39.75       27.46
  Expired............................   (38,110)   25.50- 39.75       32.65
                                      ---------   -------------      ------
Options (granted and unexercised) at
 December 31, 1997 (1,978,823
 exercisable)........................ 2,585,236    21.38- 39.75       27.72
                                      ---------   -------------      ------

  The weighted-average fair value of options granted during 1997 was $9.05.

  The following table summarizes information about fixed-price stock options outstanding at December 31, 1997:

                                  OPTIONS OUTSTANDING      OPTIONS EXERCISABLE
                             ----------------------------- ----------------------
                                      WEIGHTED-
                                       AVERAGE   WEIGHTED-            WEIGHTED-
                             NUMBER   REMAINING   AVERAGE   NUMBER     AVERAGE
    RANGE OF                   OF    CONTRACTUAL EXERCISE     OF       EXERCISE
 XERCISE PRICESE             SHARES     LIFE       PRICE    SHARES      PRICE
---------------              ------- ----------- --------- ---------- -----------
 $37.75 to $39.75........... 243,350   1 year     $38.81      243,350  $   38.81
  21.38 to  33.75........... 219,877   3 years     28.76      219,877      28.76
  25.50..................... 229,385   4 years     25.50      229,385      25.50
  26.13..................... 320,324   5 years     26.13      320,324      26.13
  30.88..................... 276,500   6 years     30.88      276,500      30.88
  28.50..................... 303,000   7 years     28.50      303,000      28.50
  22.69 to  24.69........... 958,500   8 years     24.50      386,387      24.51
  24.38.....................  34,300   9 years     24.38          --         N/A

  Stock appreciation rights ("SARs") may also be granted with respect to shares subject to outstanding options. No SAR has been granted since 1990. SAR compensation expense recorded by the Company was not material for any of the three years.

  The 1995 Plan also provides, as did the 1992 and 1988 Plans, for the granting of restricted stock and performance awards to officers and other key employees. During 1997, 139 performance awards were granted totaling 571,560 shares of stock and the equivalent of an additional 294,440 shares of stock payable in either stock or cash. None of these performance awards were paid in 1997 and 285,780 shares were forfeited when performance goals were not achieved. Also during 1997, no restricted stock awards were granted, however, 59,500 shares of previously granted restricted stock awards vested while 5,600 shares of restricted stock were forfeited. Of the performance awards granted prior to 1997, 6,618 shares (including dividend-equivalent shares) were issued to recipients while no shares were forfeited. During 1996, restricted stock awards totaling 16,100 shares were granted to 11 executives and no performance awards were granted. Also during 1996, 82,200 shares of previously granted restricted stock awards vested while 28,300 shares of restricted stock were forfeited, 31,424 shares of restricted stock were substituted by RT restricted stock, and 4,941 shares (including dividend-equivalent shares) were issued to recipients of performance awards previously granted while 28,079 shares (including dividend-equivalent shares) subject to performance awards were forfeited. During 1995, restricted stock awards totaling 28,524 shares were granted to 17 executives and one performance award totaling 2,000 shares was granted. Also during 1995, 16,105 shares of previously granted restricted stock awards vested while 18,405 shares of restricted stock were forfeited, and 16,841 shares (including dividend-equivalent shares) were issued to recipients of performance awards previously granted while 19,532 shares (including dividend-equivalent shares) subject to performance awards were forfeited.

  The Company also sponsors an employee stock purchase plan where employees have the opportunity to sign up twice a year to purchase stock at the end of each six month period at a price that is 90 percent of the fair market value price on the last day of the period. In 1997, 1996 and 1995, employees received stock with a total value that was approximately $100,000, $120,000 and $120,000, respectively, greater than the price paid for the stock issued. A significant portion of the amounts related to the employee stock purchase plan were at Inland Steel Company.

RT PLAN

  The Ryerson Tull 1996 Incentive Stock Plan provides for the issuance, pursuant to options and other awards, of 2.3 million shares of RT common stock to officers and other key employees. Under this plan, the per share option exercise price may not be less than 100 percent of the fair market value per share on the date of grant. A total of 879,491 shares was available for future grants under that Plan as of December 31, 1997.

  The following summarizes the status of RT options under the plan for the periods indicated:

                                                  OPTION EXERCISE    WEIGHTED
                                       NUMBER OF  PRICE OR RANGE     AVERAGE
                                        SHARES       PER SHARE    EXERCISE PRICE
                                       ---------  --------------- --------------
     Substituted for Company options.  1,041,949   $17.55-$32.63      $22.79
     Forfeited.......................     (8,768)   20.26- 25.34       21.50
                                       ---------   -------------      ------
   Options (granted and unexercised)
    at December 31, 1996 (511,359
    exercisable).....................  1,033,181    17.55- 32.63       22.80
     Granted.........................    324,500    14.06- 15.75       14.10
     Expired.........................     (4,625)          25.50       25.50
     Forfeited.......................    (20,971)   14.06- 32.63       23.15
                                       ---------   -------------      ------
   Options (granted and unexercised)
    at December 31, 1997 (713,514
    exercisable).....................  1,332,085    14.06- 32.63       20.67
                                       ---------   -------------      ------

  The weighted-average fair value of options granted during 1997 was $6.97.

  The following table summarizes information about RT fixed-price stock options outstanding at December 31, 1997:

                                 OPTIONS OUTSTANDING      OPTIONS EXERCISABLE
                            ----------------------------- ----------------------
                                     WEIGHTED-
                                      AVERAGE   WEIGHTED-            WEIGHTED-
                            NUMBER   REMAINING   AVERAGE   NUMBER     AVERAGE
      RANGE OF                OF    CONTRACTUAL EXERCISE     OF       EXERCISE
  EXERCISE PRICES           SHARES     LIFE       PRICE    SHARES      PRICE
  ---------------           ------- ----------- --------- ---------- -----------
   $30.99 to $32.63........  64,968   1 year     $32.08       64,968  $   32.08
    17.55 to  27.70........  65,723   3 years     25.15       65,723      25.15
    20.93..................  58,462   4 years     20.93       58,462      20.93
    21.44..................  89,360   5 years     21.44       89,360      21.44
    25.34 to  29.55........ 147,245   6 years     26.04      147,245      26.04
    23.39.................. 142,489   7 years     23.39      142,489      23.39
    20.26.................. 440,338   8 years     20.26      145,267      20.26
    14.06.................. 313,500   9 years     14.06          --         N/A
    14.75 to  15.75........  10,000  10 years     15.30          --         N/A

  The Plan provides that SARs may be granted with the same terms as the Company Plan. No SARs have been granted.

  The Plan provides for the granting of restricted stock and performance awards to officers and other key employees. During 1997, restricted stock awards totaling 5,500 shares were granted to 3 executives and 94 performance awards totaling 90,900 shares were granted. Shares totaling 63,885 were forfeited when performance hurdles were not met. Also during 1997, 23,050 shares of previously granted restricted stock awards vested while 1,218 shares of restricted stock were forfeited. During 1996, 31,424 shares of previously granted Company restricted stock were substituted by 38,273 shares of RT stock. Also during 1996, restricted stock awards totaling 18,854 were granted to 10 executives and no performance awards were granted.

  RT employees participate in the Company employee stock purchase plan where employees have the opportunity to sign up twice a year to purchase stock at the end of each six month period at a price that is 90 percent of the fair market value price on the last day of the period. In 1997, 1996 and 1995, RT employees received Company stock with a total value that was approximately $20,000, $30,000 and $30,000, respectively, greater than the price paid for the stock issued.

NOTE 10/STOCKHOLDER RIGHTS PLAN

  Pursuant to a stockholder rights plan, on November 25, 1997, the Board of Directors declared a dividend distribution, payable to stockholders of record on December 17, 1997, of one preferred stock purchase right (a "Right") for each outstanding share of the Company's common stock. The Rights will expire December 17, 2007, and will become exercisable only if a person or group becomes the beneficial owner of 20 percent or more of the common stock (a "20 percent holder"), commences a tender or exchange offer which would result in the offeror beneficially owning 20 percent or more of the common stock, or is determined by the Board to beneficially own at least 10 percent of the common stock and either intends to cause the Company to take certain actions not in the best long-term interests of the Company and its stockholders or is reasonably likely, through such beneficial ownership, to cause a material adverse impact on the business or prospects of the Company and its stockholders (an "Adverse Person"). Each Right will entitle stockholders to buy one newly issued unit of one one-hundredth of a share of Series D Junior Participating Preferred Stock at an exercise price of $80, subject to certain antidilution adjustments. The Company (with the concurrence of the independent continuing directors) will generally be entitled to redeem the Rights at $.01 per Right at any time prior to 15 days after a public announcement of the existence of a 20 percent holder.

  If a person or group accumulates 20 percent or more of the common stock (except pursuant to an offer for all outstanding shares of common stock which the independent continuing directors determine to be fair to and otherwise in the best interests of the Company and its stockholders) or the Board determines that a person or group is an Adverse Person, each Right (other than Rights held by such 20 percent holder and certain related parties which become void) will represent the right to purchase, at the exercise price, common stock (or, in certain circumstances, a combination of securities and/or assets) having a current market value equal to twice the exercise price. In addition, if, following the public announcement of the existence of a 20 percent holder, the Company is acquired in a merger or other business combination transaction, except a merger or other business combination transaction that takes place after the consummation of an offer for all outstanding shares of common stock that the independent continuing directors have determined to be fair, or a sale of 50 percent or more of the Company's assets or earning power is made to a third party, each Right (unless previously voided) will represent the right to purchase, at the exercise price, common stock of the acquiring entity having a value of twice the exercise price at the time. The Company believes that the transaction with Ispat concerning the sale of Inland Steel Company will not cause the Rights to become exercisable. However, should it subsequently be determined that the Rights may become exercisable, the Board of Directors has the ability to specifically exclude the transaction from the criteria that would make the Rights exercisable.

  The Board of Directors has the option at any time after a person or group becomes a 20 percent holder or an Adverse Person to exchange all or part of the Rights (other than Rights held by such 20 percent holder or Adverse Person) for shares of the Company's common stock provided that the Company may not make such an exchange after any person becomes the beneficial owner of 50 percent or more of the Company's outstanding common stock.

NOTE 11/DERIVATIVES AND FAIR VALUE OF FINANCIAL INSTRUMENTS

  The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value.

 Derivatives

  The Company has only limited involvement with derivative financial instruments, none of which are used for trading purposes. Derivatives are used to hedge exposure to fluctuations in costs caused by the price volatility of certain metal commodities and natural gas supplies. Gains and losses associated with these hedging transactions become part of the cost of the item being hedged. At no time during 1997, 1996 or 1995 were such hedging transactions material.

 Cash and cash equivalents

  The carrying amount of cash equivalents approximates fair value because of the short maturity of those instruments.

 Long-term investment

  In 1989, the Company and NSC, through a subsidiary, each purchased in the open market approximately $15 million of the other company's common stock. The estimated fair value of the NSC common stock at year-end 1997 and 1996, based on the quoted market price and exchange rate at each year end, was $3.6 million and $7.2 million, respectively, as compared with the carrying value of $7.5 million and $9.8 million included in the balance sheet at December 31, 1997 and 1996, respectively.

 Long-term debt

  The estimated fair value of the Company's long-term debt and the current portions thereof (excluding the Subordinated Voting Note), using quoted market prices of Company debt securities recently traded and market-based prices of similar securities for those securities not recently traded, was $712 million at December 31, 1997 and $720 million at December 31, 1996 as compared with the carrying value of $668 million and $693 million included in the balance sheet at year-end 1997 and 1996, respectively. The estimated fair value and carrying value of Inland Steel Company debt included in the above was $328 million and $322 million for the estimated fair value, and $308 million and $316 million for the carrying value, each at December 31, 1997 and 1996, respectively.

 Subordinated voting note

  The Company believes that it is not practical to estimate a fair market value different from this security's carrying value of $100 million as the security was sold to a joint venture partner and has numerous features unique to this security including, but not limited to, the right to appoint a director, the right of first refusal in change in control situations, a limitation on the acquisition of additional Company stock, and the agreement by the Company to buy back $185 million of the Company's common stock.

NOTE 12/PROVISIONS FOR RESTRUCTURING

  In the fourth quarter of 1997, the Company recorded a charge of $10 million relating to additional restructuring provisions for previously discontinued raw material operations primarily related to retiree health care and other benefit costs.

  At year-end 1996, the Company recorded a charge of $26 million for provisions related to pensions, health care, and severance costs resulting from a salaried workforce reduction plan.

  In the 1995 third quarter, the Company recorded a charge of $35 million for provisions related to pensions, health care, and severance costs resulting from the acceptance by approximately 300 salaried Inland Steel Company employees of a voluntary retirement package offered during the quarter. In addition, Inland Steel Company announced the closure of its plate operation. Provisions for pensions and other employee benefits related to the shutdown of this operation had been previously accrued.

  With the closure of the plate operation, the Company completed the workforce reduction program announced in 1991. A final computation of the employee benefit costs required for the 1991 program resulted in unused reserves due to differences between the actual makeup of the population leaving the Company under this program and the projections used in 1991. The Company, therefore, reversed $65 million of unused reserves from the balance sheet and recorded a corresponding credit to income in the third quarter of 1995.

  During the 1995 third quarter, the Company also increased reserves for previously discontinued or reduced operations related to the Company's restructuring efforts by $18 million, approximately half of which related to benefit costs, primarily at a closed iron ore mining facility, and half related to impairment of assets beyond amounts previously recognized. In addition, the Company increased its environmental reserves by $7 million.

  Inland Steel Company has taken initiatives to reduce its production costs by the shutdown of certain Indiana Harbor Works facilities and raw materials operations. Reserve balances related to provisions recorded for these shutdowns, which include long-term liabilities for mine reclamation costs and employee benefits, totaled $129.5 million, $131.6 million and $135.9 million at December 31, 1997, 1996 and 1995, respectively.

NOTE 13/RETIREMENT BENEFITS

 Pensions

  The Company's non-contributory defined benefit pension plans cover substantially all Company employees, retirees and their beneficiaries. Benefits provided participants of the plans are based on final pay and years of service for all salaried employees and certain wage employees, and years of service and a fixed rate for all other wage employees, including members of the United Steelworkers of America.

  Effective April 30, 1996, that portion of the Company's pension plan covering RT's current and former employees was separated and became the Ryerson Tull Pension Plan. Due to this separation, the Company remeasured each subsidiary's benefit obligation using plan data and actuarial assumptions as of the date of separation. An amount of assets proportional to the liabilities assumed by the Ryerson Tull Pension Plan was allocated to such plan.

  Effective January 1, 1998, RT froze its defined benefit pension plan for certain salaried employees and instituted a defined contribution plan. Salaried participants vested in their accrued benefits under the pension plan at December 31, 1997 and will be entitled to those benefits on retirement. Certain employees that meet specified age and service requirements will continue to accrue benefits for an additional five years under the pension plan. The changes to the retirement plan for affected salaried employees resulted in a $8.9 million curtailment gain recorded by RT in 1997.

  While funding was not required under ERISA funding standards, the Company elected to fund its Pension Trust in the 1995 second quarter, its first funding since 1984, with 3.9 million shares of Company common stock with an aggregate value of $100 million. In 1997, the Company elected to fund its pension plans with cash, contributing $30.0 million to the Company's plan and $6.9 million to RT's plan.

  The assumptions used to determine the plans' funded status at September 30 were as follows:

                                                                       1997 1996
                                                                       ---- ----
   Discount (settlement) rate......................................... 7.5% 8.0%
   Rate of compensation increase...................................... 4.0% 4.0%
   Rate of return on plan assets...................................... 9.5% 9.5%

  The funded status of the Industries Pension Plan (excluding Ryerson Tull) and the Ryerson Tull Pension Plan as of September 30, 1997 and 1996 were as follows:

                                                      SEPTEMBER 30
                                          -------------------------------------
                                                 1997               1996
                                          ------------------ ------------------
                                                     RYERSON            RYERSON
                                          INDUSTRIES  TULL   INDUSTRIES  TULL
                                          ---------- ------- ---------- -------
                                                   DOLLARS IN MILLIONS
Fair value of plan assets
  Equities...............................   $1,381    $203     $1,081    $157
  Bonds..................................      461      68        501      73
  Real estate............................      113      17        112      16
  Cash equivalents and accrued interest..       36       5         35       5
                                            ------    ----     ------    ----
                                             1,991     293      1,729     251
                                            ------    ----     ------    ----
Actuarial present value of benefits for
 service rendered to date:
  Accumulated Benefit Obligation based on
   compensation to date, including vested
   benefits of $1,765 and $1,620 for
   Industries, and $256 and $211 for
   Ryerson Tull in 1997 and 1996,
   respectively..........................    1,894     274      1,746     225
  Additional benefits based on estimated
   future compensation levels............       73      29        105      27
                                            ------    ----     ------    ----
  Projected Benefit Obligation...........    1,967     303      1,851     252
                                            ------    ----     ------    ----
Plan assets in excess of (shortfall to)
 Projected Benefit Obligation............   $   24    $(10)    $ (122)   $ (1)
                                            ======    ====     ======    ====

  The Projected Benefit Obligation is the full measure of the Company's "going concern" liability for pensions accrued to date based on current interest rates. It includes the effect of future compensation increases for benefits based on final pay. It does not, however, take into consideration contingent benefits that are not expected to be paid but that would require funding in any plan termination.

  The accrued pension cost reflected in the balance sheet can be reconciled to the excess of or shortfall to plan assets as shown below:

                                                       SEPTEMBER 30
                                           -------------------------------------
                                                  1997               1996
                                           ------------------ ------------------
                                                      RYERSON            RYERSON
                                           INDUSTRIES  TULL   INDUSTRIES  TULL
                                           ---------- ------- ---------- -------
                                                    DOLLARS IN MILLIONS
Plan assets in excess of (shortfall to)
 Projected Benefit Obligation.............    $24      $(10)    $(122)     $(1)
Unrecognized transition asset.............    (47)       (5)      (67)      (8)
Unrecognized net loss (gain)..............    (18)       14       131        3
Unrecognized prior service cost...........    105         8       117        8
Adjustment required to recognize
 additional minimum liability.............    --        --        (76)     --
                                              ---      ----     -----      ---
Prepaid (accrued) pension cost............     64         7       (17)       2
Expense, October through December.........     (2)       (1)      --        (1)
Pension curtailment gain..................    --          9       --       --
Workforce reduction provision.............    --        --        (19)     --
                                              ---      ----     -----      ---
  Prepaid (accrued) pension cost at
   December 31............................    $62      $ 15     $ (36)     $ 1
                                              ===      ====     =====      ===

  The additional minimum pension liability in 1996 represented the excess of the unfunded Accumulated Benefit Obligation over previously accrued pension costs. A corresponding intangible asset was recorded as an offset to this additional liability as prescribed.

  The unrecognized transition asset is being recognized in income by reducing pension expense in equal annual installments of $23.1 million through 1999. Any subsequent unrecognized net gain or loss in excess of 10 percent of the greater of the Projected Benefit Obligation or the fair value of plan assets will be amortized over the remaining service period of active employees.

  Pension cost for 1997, 1996 and 1995 is composed of the components set forth in the table below:

                                                        1997    1996    1995
                                                       ------  ------  ------
                                                       DOLLARS IN MILLIONS
   Service cost--present value of benefits earned
    during year....................................... $   28  $   29  $   28
   Interest on service cost and Projected Benefit
    Obligation........................................    164     155     153
   Actual return on plan assets.......................   (433)   (213)   (290)
   Net amortization and deferral......................    250      35     117
                                                       ------  ------  ------
   Total pension cost................................. $    9  $    6  $    8
                                                       ======  ======  ======

  Virtually all of the pension costs detailed above related to costs at Inland Steel Company.

 Benefits Other Than Pensions

  Substantially all of the Company's employees are covered under postretirement life insurance and medical benefit plans that involve deductible and co-insurance requirements. The postretirement life insurance benefit formula used in the determination of postretirement benefit cost is primarily based on applicable annual earnings at retirement for salaried employees and specific amounts for hourly employees. The Company does not prefund any of these postretirement benefits. Effective January 1, 1994, a Voluntary Employee Benefit Association Trust was established for payment of health care benefits made to Inland Steel Company United Steelworkers of America retirees. Funding of the Trust is made as claims are submitted for payment.

  The amount of net periodic postretirement benefit cost for 1997, 1996 and 1995 is composed of the following:

                                                           1997    1996    1995
                                                          ------  ------  ------
                                                          DOLLARS IN MILLIONS
   Service cost.......................................... $   12  $   13  $   12
   Interest cost.........................................     71      74      74
   Net amortization and deferral.........................    (18)    (14)    (21)
                                                          ------  ------  ------
     Total net periodic postretirement benefit cost...... $   65  $   73  $   65
                                                          ======  ======  ======

  Of the total net periodic postretirement benefit costs listed above, $57 million in 1997, $65 million in 1996, and $57 million in 1995 related to Inland Steel Company.

  The following table sets forth components of the accumulated postretirement benefit obligation:

                                                                 SEPTEMBER 30
                                                                 -------------
                                                                  1997   1996
                                                                 ------ ------
                                                                  DOLLARS IN
                                                                   MILLIONS
   Accumulated postretirement benefit obligation attributable to:
     Retirees..................................................  $  605 $  542
     Fully eligible plan participants..........................     100     88
     Other active plan participants............................     295    273
                                                                 ------ ------
   Accumulated postretirement benefit obligation...............   1,000    903
     Unrecognized net gain.....................................     194    277
     Unrecognized prior service credit.........................      64     60
                                                                 ------ ------
   Accrued postretirement benefit obligation...................   1,258  1,240
   Expense, net of benefits provided, October through December.       4      8
   Workforce reduction provision...............................     --       4
                                                                 ------ ------
     Accrued postretirement benefit obligation at December 31..  $1,262 $1,252
                                                                 ====== ======

  Any net gain or loss in excess of 10 percent of the accumulated postretirement benefit obligation is amortized over the remaining service period of active plan participants.

  The assumptions used to determine the plan's accumulated postretirement benefit obligation are as follows:

                                                                   SEPTEMBER 30
                                                                   -------------
                                                                    1997   1996
                                                                   ------ ------
   Discount rate..................................................   7.5%   8.0%
   Rate of compensation increase..................................   4.0%   4.0%
   Medical cost trend rate........................................   4.5%   4.5%

  A one percentage point increase in the assumed health care cost trend rates for each future year increases the sum of the service cost and interest cost components of the annual net periodic postretirement benefit cost and the accumulated postretirement benefit obligation as of September 30, 1997 by $10 million and $113 million, respectively.

NOTE 14/INCOME TAXES

  The elements of the provisions for income taxes for each of the three years indicated below were as follows:

                                                                  YEARS ENDED
                                                                  DECEMBER 31
                                                               -----------------
                                                               1997  1996  1995
                                                               ----- ----- -----
                                                                  DOLLARS IN
                                                                   MILLIONS
Current income taxes:
  Federal..................................................... $36.8 $25.5 $35.5
  State and foreign...........................................   5.9   4.8   6.2
                                                               ----- ----- -----
                                                                42.7  30.3  41.7
Deferred income taxes.........................................   3.9  17.1   6.4
                                                               ----- ----- -----
  Total tax expense........................................... $46.6 $47.4 $48.1
                                                               ===== ===== =====

--------
Cr. = Credit

  The components of the deferred income tax assets and liabilities arising under FASB Statement No. 109 were as follows:

                                                                   DECEMBER 31
                                                                   ------------
                                                                   1997   1996
                                                                   -----  -----
                                                                   DOLLARS IN
                                                                    MILLIONS
Deferred tax assets (excluding postretirement benefits other than pensions):
  Net operating loss and tax credit carryforwards................  $ 315  $ 314
  Restructuring and termination reserves.........................     28     28
  Other deductible temporary differences.........................     52    105
  Less valuation allowances......................................     (3)    (3)
                                                                   -----  -----
                                                                     392    444
                                                                   -----  -----
Deferred tax liabilities:
  Fixed asset basis difference...................................    499    482
  Other taxable temporary differences............................     82     86
                                                                   -----  -----
                                                                     581    568
                                                                   -----  -----
Net deferred liability (excluding postretirement benefits other
 than pensions)..................................................   (189)  (124)
FASB Statement No. 106 impact (postretirement benefits other than
 pensions).......................................................    451    442
                                                                   -----  -----
Net deferred asset...............................................  $ 262  $ 318
                                                                   =====  =====

  For tax purposes, the Company had available, at December 31, 1997, net operating loss ("NOL") carryforwards for regular federal income tax purposes of approximately $745 million which will expire as follows: $232 million in the year 2006, $287 million in the year 2007, $132 million in the year 2008, $14 million in the year 2009, and $80 million in the year 2011. The Company also had investment tax credit and other general business credit carryforwards for tax purposes of approximately $6 million, which expire during the years 1998 through 2006. A valuation allowance has been established for those tax credits which are not expected to be realized. Additionally, in conjunction with the Alternative Minimum Tax ("AMT") rules, the Company had available AMT credit carryforwards for tax purposes of approximately $48 million, which may be used indefinitely to reduce regular federal income taxes.

  With the sale of Inland Steel Company to Ispat, the Company anticipates that it will be able to fully utilize all of the NOLs that existed at the time of the sale.

  Total income taxes reflected in the Consolidated Statement of Operations differ from the amounts computed by applying the federal corporate rate as follows:

                                                                 YEARS ENDED
                                                                 DECEMBER 31
                                                              ------------------
                                                              1997  1996   1995
                                                              ----- -----  -----
                                                                 DOLLARS IN
                                                                  MILLIONS
Federal income tax expense computed at statutory tax rate of
 35%........................................................  $41.8 $45.0  $44.0
Additional taxes or credits from:
  State and local income taxes, net of federal income tax
   effect...................................................    4.1   4.1    4.1
  All other, net............................................     .7  (1.7)    --
                                                              ----- -----  -----
    Total income tax expense................................  $46.6 $47.4  $48.1
                                                              ===== =====  =====

NOTE 15/I/N TEK AND I/N KOTE JOINT VENTURES

  I/N Tek, a general partnership formed for a joint venture between the Company and NSC, owns and operates a cold-rolling facility. I/N Tek is 60 percent owned by a wholly owned subsidiary of Inland Steel Company and 40 percent owned by an indirect wholly owned subsidiary of NSC. Inland Steel Company has exclusive rights to the productive capacity of the facility, except in certain limited circumstances, and, under a tolling arrangement with I/N Tek, has an obligation to use the facility for the production of cold rolled steel. Under the tolling arrangement, Inland Steel Company was charged $149.2 million, $144.8 million and $147.5 million in 1997, 1996 and 1995, respectively, for such tolling services. The Company and NSC each have guaranteed a portion of the long-term financing of I/N Tek. At December 31, 1997, the Company's share of such guaranty amounted to $116 million.

  The Company and NSC also own and operate another joint venture which consists of a 400,000 ton electrogalvanizing line and a 500,000 ton hot-dip galvanizing line adjacent to the I/N Tek facility. I/N Kote, the general partnership formed for this joint venture, is owned 50 percent by a wholly owned subsidiary of Inland Steel Company and 50 percent by an indirect wholly owned subsidiary of NSC. Inland Steel Company and NSC each have guaranteed the share of long-term financing attributable to their respective subsidiary's interest in the partnership. I/N Kote had $376 million outstanding under its long-term financing agreement at December 31, 1997. I/N Kote is required to buy all of its cold rolled steel from Inland Steel Company, which is required to furnish such cold rolled steel at a price that results in an annual return on equity to the partners of I/N Kote, depending upon operating levels, of up to 10 percent after operating and financing costs; this price is subject to an adjustment if Inland Steel Company's return on sales differs from I/N Kote's return on sales. Purchases of Inland Steel Company cold rolled steel by I/N Kote aggregated $320.6 million in 1997, $314.9 million in 1996 and $303.7 million in 1995. At year-end 1997 and 1996, I/N Kote owed the Company $12.8 million and $18.4 million, respectively, related to these purchases. Prices of cold rolled steel sold by Inland Steel Company to I/N Kote are determined pursuant to the terms of the joint venture agreement and are based, in part, on operating costs of the partnership. In 1997, 1996 and 1995, Inland Steel Company sold cold rolled steel to I/N Kote at prices that exceeded production costs but were less than the market prices for cold rolled steel products. I/N Kote also provides tolling services to Inland Steel Company for which it was charged $22.1 million in 1997, $24.5 million in 1996 and $32.6 million in 1995. Inland Steel Company sells all I/N Kote products that are distributed in North America.

NOTE 16/INVESTMENTS IN UNCONSOLIDATED JOINT VENTURES

  The Company's investments in unconsolidated joint ventures accounted for by the equity method consist primarily of its 60 percent interest in I/N Tek, 50 percent interest in I/N Kote, 50 percent interest in PCI Associates, 50 percent interest in Ryerson de Mexico, 50 percent interest in I.M.F. Steel International Ltd., 40 percent interest in the Empire Iron Mining Partnership, 15 percent interest in Wabush Mines in 1996 and 1995, and 12 1/2 percent interest in Walbridge Electrogalvanizing Company. Only the Ryerson de Mexico and I.M.F.

Steel International Ltd. joint ventures remain a part of the Company after the sale of Inland Steel Company (Note 1), neither of which, individually or taken together, are material to any of the data presented in the following table. I/N Tek and I/N Kote are joint ventures with NSC (see Note 15). The Company does not exercise control over I/N Tek, as all significant management decisions of the joint venture require agreement by both of the partners. Due to this lack of control by the Company, the Company accounts for its investment in I/N Tek under the equity method. PCI Associates is a joint venture which operates a pulverized coal injection facility at the Indiana Harbor Works. Ryerson de Mexico is a materials distribution joint venture operated in Mexico. The I.M.F. joint venture markets Company products and services abroad and purchases certain raw materials. Empire is an iron ore mining and pelletizing venture owned in various percentages primarily by U.S. steel companies. In 1997, the Company, through its Inland Steel Company subsidiary, sold its interest in Wabush Mines, resulting in a $9 million pretax gain. Walbridge is a venture that coats cold rolled steel in which Inland has the right to 25 percent of the productive capacity. Following is a summary of combined financial information of the Company's unconsolidated joint ventures:

                                                     1997     1996     1995
                                                   -------- -------- --------
                                                      DOLLARS IN MILLIONS
   Results of Operations for the years ended
    December 31:
     Gross revenue................................ $1,282.8 $1,355.5 $1,282.2
     Costs and expenses...........................  1,163.8  1,277.2  1,203.2
                                                   -------- -------- --------
     Net income................................... $  119.0 $   78.3 $   79.0
                                                   ======== ======== ========
   Financial Position at December 31:
     Current assets............................... $  281.8 $  306.3 $  313.6
     Total assets.................................  1,477.3  1,857.2  1,897.3
     Current liabilities..........................    244.7    249.3    282.2
     Total liabilities............................  1,034.6  1,421.7  1,487.8
     Net assets...................................    442.7    435.5    409.5

NOTE 17/ACQUISITIONS

  During 1997, the Company, through its majority-owned subsidiary Ryerson Tull, Inc., acquired Thypin Steel Co., Inc., Omni Metals, Inc. and the assets of Cardinal Metals, Inc. for an aggregate of $139.9 million in cash plus assumption of debt. The acquisitions have been accounted for by the purchase method of accounting and the purchase price has been allocated to assets acquired and liabilities assumed. Results of operations since acquisition for each company are included in the consolidated results. The pro forma effect for 1997 and 1996 had these acquisitions occurred at the beginning of each such year is not material.

NOTE 18/EARNINGS PER SHARE

BASIC EARNINGS PER SHARE

                               QUARTERS ENDED        YEARS ENDED
                                  MARCH 31,          DECEMBER 31,
                               ----------------  ----------------------
                                1998     1997     1997    1996    1995
                               -------  -------  ------  ------  ------
                                 (UNAUDITED)
                                  DOLLARS AND SHARES IN MILLIONS
                                     (EXCEPT PER SHARE DATA)
Income from continuing
 operations before
 discontinued operations and
 extraordinary items.........  $  16.5    $17.5  $ 64.5  $ 78.1  $ 77.7
Less preferred stock
 dividends...................      2.3      2.3     9.1     9.1    19.0
                               -------  -------  ------  ------  ------
Income from continuing
 operations available to
 common stockholders.........     14.2     15.2    55.4    69.0    58.7
Discontinued operations......      5.3     13.7    54.8   (17.9)   69.1
Extraordinary items..........      --       --      --    (14.5)    --
                               -------  -------  ------  ------  ------
Net income available to
 common stockholders.........  $  19.5  $  28.9  $110.2  $ 36.6  $127.8
                               =======  =======  ======  ======  ======
Average shares of common
 stock outstanding...........     49.0     48.9    48.9    48.8    47.3
                               =======  =======  ======  ======  ======
Basic earnings per share
  From continuing operations.  $   .29  $   .31  $ 1.13  $ 1.42  $ 1.24
  Discontinued operations....      .11      .28    1.12    (.37)   1.46
  Extraordinary items........      --       --      --     (.30)    --
                               -------  -------  ------  ------  ------
  Net income.................  $   .40  $   .59  $ 2.25  $  .75  $ 2.70
                               =======  =======  ======  ======  ======

DILUTED EARNINGS PER SHARE

                                                  1997    1996    1995
                                                 ------  ------  ------
                                  DOLLARS AND SHARES IN MILLIONS
                                     (EXCEPT PER SHARE DATA)
Income from continuing
 operations available to
 common stockholders.........  $  14.2  $  15.2  $ 55.4  $ 69.0  $ 58.7
Effect of dilutive securities
  Series A preferred stock...      --       --      --      --       .2
  Series E leveraged
   preferred stock...........      2.2      2.2     8.7     8.5     8.2
  Additional ESOP funding
   required on conversion of
   Series E leveraged
   preferred stock, net of
   tax.......................     (2.1)    (2.0)   (8.1)   (7.9)   (7.6)
                               -------  -------  ------  ------  ------
Income available to common
 stockholders and assumed
 conversions before
 discontinued operations and
 extraordinary items.........     14.3     15.4    56.0    69.6    59.5
Discontinued operations......      5.3     13.7    54.8   (17.9)   69.1
Extraordinary items..........      --       --      --    (14.5)    --
                               -------  -------  ------  ------  ------
Net income available to
 common stockholders and
 assumed conversions.........  $  19.6  $  29.1  $110.8  $ 37.2  $128.6
                               =======  =======  ======  ======  ======
Average shares of common
 stock outstanding...........     49.0     48.9    48.9    48.8    47.3
Assumed conversion of
  Series A preferred stock...      --       --      --      --       .1
  Series E leverage preferred
   stock.....................      3.0      3.0     3.0     3.0     3.0
Dilutive effect of stock
 options.....................      --       --      --      --       .1
                               -------  -------  ------  ------  ------
Shares outstanding for
 diluted earnings per share
 calculation.................     52.0     51.9    51.9    51.8    50.5
                               =======  =======  ======  ======  ======
Diluted earnings per share
  From continuing operations.  $   .28  $   .30  $ 1.08  $ 1.34  $ 1.18
  Discontinued operations....      .10      .26    1.05    (.34)   1.37
  Extraordinary items........      --       --      --     (.28)    --
                               -------  -------  ------  ------  ------
  Net income.................  $   .38  $   .56  $ 2.13  $  .72  $ 2.55
                               =======  =======  ======  ======  ======

NOTE 19/COMMITMENTS AND CONTINGENCIES

  At year-end 1997, Inland Steel Company guaranteed $18.3 million of long-term debt attributable to a subsidiary's interest in PCI Associates.

  As part of the agreement covering the 1990 sale of the Inland Lime & Stone Company division assets, Inland Steel Company agreed, subject to certain exceptions, to purchase, at prices which approximate market, the annual limestone needs of the Indiana Harbor Works through 2002.

  The Company and its subsidiaries have various operating leases for which future minimum lease payments are estimated to total $155.8 million through 2022, including approximately $36.6 million in 1998, $31.9 million in 1999, $26.5 million in 2000, $20.8 million in 2001, and $12.7 million in 2002. Included in the aforementioned minimum lease payments, Inland Steel Company accounted for $80.1 million in total, $16.1 million in 1998, $12.6 million in 1999, $10.1 million in 2000, $9.1 million in 2001, and $8.7 million in 2002.

  It is anticipated that the Company will make capital expenditures of $2 million to $5 million annually in each of the next five years for the construction, and have ongoing annual expenditures of $40 million to $50 million for the operation, of air and water pollution control facilities to comply with current federal, state and local laws and regulations. The Company is involved in various environmental and other administrative or judicial actions initiated by governmental agencies. While it is not possible to predict the results of these matters, the Company does not expect environmental expenditures, excluding amounts that may be required in connection with the consent decree in the 1990 EPA lawsuit, to materially affect the Company's results of operations or financial position. Corrective actions relating to the EPA consent decree may require significant expenditures over the next several years that may be material to the results of operations or financial position of the Company. At December 31, 1997, the Company's reserves for environmental liabilities totaled $25 million, $19 million of which related to the sediment remediation under the 1993 EPA consent decree. Virtually all of the ongoing spending and capital requirements relate to Inland Steel Company. Future liability of the Company involving existing but as of yet unidentified environmental issues requiring future expenditures is limited under terms set forth in the purchase agreement between the Company and Ispat.

  The total amount of firm commitments of the Company and its subsidiaries to contractors and suppliers, primarily in connection with additions to property, plant and equipment, approximated $35 million at year-end 1997, of which $22 million was related to the discontinued operations.

NOTE 20/CONCENTRATION OF CREDIT RISK

  The Materials Distribution business segment processes and distributes a broad line of steel products, non-ferrous metals and industrial plastics to a wide range of industrial users on a nationwide basis. This segment includes Joseph T. Ryerson & Son, Inc. and J. M. Tull Metals Company, Inc.

  Substantially all of the Company's operations are located in the United States, and foreign sales are not material. At year-end 1997, investments in foreign operations were not material.